Exhibit 10.1 (bd)

AMENDMENT NUMBER 6
TO THE
SAUER-DANFOSS LASALLE FACTORY EMPLOYEE SAVINGS PLAN
(As Amended and Restated Effective January 1, 1998)

By virtue and in exercise of the amending power reserved to Sauer-Danfoss (US) Company (the “Company”) by Section 14.1 of Sauer-Danfoss LaSalle Factory Employee Savings Plan as amended and restated effective January 1, 1998 (the “Plan”) and pursuant to the authority delegated to the undersigned officer of the Company by the Employee Benefits Committee of the Company, the Plan is hereby amended and, effective as of February 1, 2003, by adding the following new Section A-9 to follow immediately after Section A-8 of the Appendix A entitled “Application of the Economic Growth and Tax Relief Reconciliation Act of 2001:”

“A-9.   Catch-up Contributions.    All Employees who are eligible to make elective deferrals under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make “Catch-up Contributions” in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code or for purposes of the Matching Contribution provisions of Section 5.1(b) of the Plan. The Plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of Section 401(k)(3), 40I(k)(l1), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions.”

IN WITNESS WHEREOF, the Company has authorized the execution on its behalf this Amendment Number 6, this 20th day of January, 2003.

SAUER DANFOSS (US) COMPANY

By:	/s/ Kenneth D. McCuskey
Kenneth D. McCuskey
Vice President Finance